UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2005

HASTINGS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

TEXAS

(State or other jurisdiction of incorporation or organization)

000-24381	75-1386375

(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Plains Blvd, Amarillo, Texas	79102

(Address of principal executive offices)	(Zip Code)

(806) 351-2300

(Registrant’s telephone number, including area code)

NONE

(Former name, former address and former fiscal year, if changed since last report)

HASTINGS ENTERTAINMENT, INC.

Item 1.01. Entry into a Material Definitive Agreement

On June 8, 2005, the Board of Directors of Hastings Entertainment (the “Company”) approved the following schedule of fees for the directors of the Company who are not otherwise officers or employees of the Company (the “Non-Employee Directors”), to be effective immediately:

Annual Cash Retainer (payable each June)
All Board Members:	$25,000

Additional Cash Retainer (payable each June)
Audit Committee Chair:	$12,500
Other Audit Committee Members:	$2,500
Compensation Committee Chair:	$2,500

Annual Stock Grant
All Board Members:	$10,000

Board and Committee Meeting Fees
Board meetings	$1,000
Committee meetings	$750

HASTINGS ENTERTAINMENT, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2005	Hastings Entertainment, Inc. (Registrant)
	By:	/s/ Dan Crow
Dan Crow
Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)